Exhibit 99.1

Stephen Smith/Mary Anthes
The Hain Celestial Group, Inc.
516-587-5000

HAIN CELESTIAL ANNOUNCES HIGHEST QUARTERLY AND
FISCAL YEAR NET SALES IN THE COMPANY’S HISTORY

Fourth Quarter Net Sales Reach $584 Million, a 26% Increase
Fiscal Year 2014 Net Sales Reach $2.154 Billion, a 24% Increase
Operating Free Cash Flow Tripled to $143 Million for the 12 Months Ended June 30, 2014

Fiscal Year 2015 Guidance
Net Sales of $2.725 to $2.80 Billion
$3.72 to $3.90 Earnings per Diluted Share

Lake Success, NY, August 20, 2014-The Hain Celestial Group, Inc. (NASDAQ: HAIN) a leading organic and natural products company providing consumers with A Healthier Way of Life™, today reported results for the fourth quarter and fiscal year ended June 30, 2014.

PERFORMANCE HIGHLIGHTS

Fourth Quarter Fiscal Year 2014

•	Record net sales of $583.8 million, a 26% increase

•	GAAP earnings per diluted share from continuing operations of $0.70, a 32% increase

•	Adjusted earnings per diluted share from continuing operations of $0.90, a 39% increase

•	Adjusted operating income of $73.9 million, 12.7% of net sales

•	Record adjusted EBITDA of $79.4 million, a 27% increase

Fiscal Year 2014

•	Record net sales of $2.154 billion, a 24% increase

•	GAAP earnings per diluted share from continuing operations of $2.83, a 12% increase

•	Adjusted earnings per diluted share from continuing operations of $3.17, a 25% increase

•	Adjusted operating income of $256.0 million, 11.9% of net sales

•	Record adjusted EBITDA of $300.0 million, a 27% increase

•	Operating free cash flow reached $143.2 million for the 12-months ended June 30, 2014

“We completed our fiscal year with record net sales by delivering solid performance across brands and geographies, and I am pleased with the results,” said Irwin D. Simon, Founder, President and Chief Executive Officer of Hain Celestial. “Our US business continued to generate strong results as momentum for organic and natural products builds across various channels of distribution. Our UK business posted record sales with increased profit contribution and our Rest of World segment delivered high single digit sales growth.”

The Hain Celestial Group, Inc. • 1111 Marcus Avenue • Lake Success, NY 11042
516-587-5000 • www.hain.com

Fourth Quarter 2014
Worldwide net sales for the fourth quarter of fiscal year 2014 were a record $583.8 million, an increase of 26.0% compared to net sales of $463.5 million in the prior year fourth quarter. Hain Celestial US reported record net sales of $323.0 million, a 13.2% increase. In the United Kingdom net sales were a record $200.5 million. The Rest of World segment reported net sales of $60.4 million. The Company had strong brand contribution across various sales channels including Ella’s Kitchen®, Garden of Eatin®, Imagine®, The Greek Gods®, Sensible Portions®, Terra®, Westbrae®, Spectrum® and Alba Botanica® in North America and Gale’s®, Natumi®, Frank Cooper’s®, SunRipe®, Hartley’s®, Sun-Pat®, Linda McCartney®, and Cully & Sully® internationally. The growth in net sales also resulted from sales of the Tilda® and Rudi’s Organic Bakery® brands acquired earlier this year.

The Company earned income from continuing operations of $35.7 million compared to $25.9 million in the prior year fourth quarter and reported earnings per diluted share from continuing operations of $0.70 compared to $0.53 in the prior year fourth quarter, a 32.1% increase. Adjusted income from continuing operations was $46.0 million compared to $31.7 million, a 45.3% increase, and adjusted earnings per diluted share from continuing operations was $0.90 compared to $0.65, a 38.5% increase, from the prior year fourth quarter. Adjusted EBITDA reached a record $79.4 million during the fourth quarter. Refer to Non-GAAP Financial Measures for adjustments.

Fiscal Year 2014
Worldwide net sales for fiscal year 2014 were a record $2.154 billion, an increase of 24.2% compared to net sales of $1.735 billion in the prior year. Hain Celestial US reported record net sales of $1.282 billion, a 17.0% increase. In the United Kingdom, net sales were a record $637.5 million. The Rest of World segment net sales were a record $234.0 million. The Company had strong brand contribution across various sales channels led by Ella’s Kitchen, BluePrint®, Garden of Eatin’, The Greek Gods, Spectrum, Bearitos®, Sensible Portions, Imagine, Hain Pure Foods®, Earth’s Best®, MaraNatha®, Arrowhead Mills® and Alba Botanica in North America and Frank Cooper’s, Sun-Pat, Natumi, Danival®, Cully & Sully, Linda McCartney and Lima® internationally. The growth in net sales also resulted from sales of the Tilda and Rudi’s Organic Bakery brands acquired earlier this year and the full year contribution of Ella’s Kitchen, BluePrint and UK grocery brands acquired in fiscal year 2013.

The Company earned income from continuing operations of $141.5 million compared to $119.8 million in the prior year and reported earnings per diluted share from continuing operations of $2.83 compared to $2.52 in the prior year, a 12.3% increase. Adjusted income from continuing operations was $158.6 million compared to $120.2 million, a 32.0% increase, and adjusted earnings per diluted share from continuing operations was $3.17 compared to $2.53 in the prior year, a 25.3% increase. Adjusted EBITDA reached a new high of $300.0 million for the fiscal year ended June 30, 2014. Operating free cash flow reached a record $143.2 million for the 12 months ended June 30, 2014. Refer to Non-GAAP Financial Measures for adjustments.

Fiscal Year 2014 Highlights
The Company highlighted several of its accomplishments during fiscal year 2014:

•	Completed two strategic acquisitions:

•
Tilda, a leading premium 100% branded Basmati and specialty rice products company, which offers a range of over 60 dry rice and ready-to-heat branded products principally in the United Kingdom, the Middle East and North Africa, Continental Europe, North America and India;

•	Rudi’s Organic Bakery, a leading organic and gluten-free company, which offers a range of USDA-certified organic and gluten-free bread and baked goods in the United States and Canada;

•	Worldwide net sales surpassed $2 billion;

•	Introduced over 200 new innovative products worldwide;

•	Hain Celestial AOC US consumption as measured by AC Nielsen was 10.8% for the 52-weeks ended July 5, 2014;

•	Delivered in excess of $50 million in worldwide productivity savings;

•	Achieved record adjusted EBITDA of $300.0 million;

•	Generated record operating free cash flow of $143.2 million; and

•	Divested non-core Grains Noirs foodservice business in Belgium.

The Company, through one of its subsidiaries, nSpired Natural Foods, Inc., initiated a voluntary recall on August 19, 2014 of certain lots of MaraNatha® almond butters and peanut butters, Arrowhead Mills® peanut butters and specific private label nut butters. As a result of this voluntary recall, the Company has accrued costs of $6.0 million as of June 30, 2014.
“Our business continues to benefit from strong growth trends in the organic and natural, better-for-you segment of consumer packaged goods as more consumers and retailers seek out our products. The success of our initiatives to drive profitable sales growth through distribution gains, strategic brand investments, new product innovation and accretive strategic acquisitions in complementary growth categories and geographies has positioned the Company with a solid foundation to capitalize on the tremendous opportunities in front of us. I’m also proud to once again have Hain Celestial ranked as one of FORTUNE’s 100 Fastest Growing Companies, moving up to No. 61 in 2014, in recognition of the tremendous growth in the Company’s revenues and earnings over the last three years,” concluded Irwin Simon.

Fiscal Year 2015 Guidance
The Company provided annual guidance for fiscal year 2015 including the July 2014 acquisition of Hain Pure Protein Corporation (“HPP”) with approximately $230 million in net sales in fiscal year 2014, which is expected to be accretive by $0.03 to $0.05 per diluted share:

•	Total net sales range of $2.725 billion to $2.80 billion; an increase of approximately 27% to 30% as compared to fiscal year 2014.

•	Earnings range of $3.72 to $3.90 per diluted share; an increase of 17% to 23% as compared to fiscal year 2014.

Guidance is provided for continuing operations on a non-GAAP basis and excludes acquisition-related expenses, integration and restructuring charges, factory start-up costs, unrealized net foreign currency gains or losses, reserves for litigation settlements and other non-recurring items that have been or may be incurred during the Company’s fiscal year 2015, which the Company will continue to identify as it reports its future financial results. Guidance excludes the impact of any future acquisitions. Sales in the Company’s second quarter are historically the highest, and the Company’s earnings growth is expected to be the lowest in the first quarter and relatively consistent in the second, third and fourth quarters.

Segment Results
During fiscal year 2014 the Company’s operations were organized into the following segments: United States, United Kingdom and Rest of World (comprised of Canada and Continental Europe). In fiscal year 2015, HPP will be a reportable segment.

The following is a summary of fourth quarter and annual results by reportable segment:

(dollars in thousands)	United States	United Kingdom	Rest of World	Corporate / Other	Non-GAAP Adjustments (1)	Adjusted (1)
Net sales - Three months ended 6/30/14	$322,984	$200,469	$60,375	$—	$—	$583,828
Net sales - Three months ended 6/30/13	$285,223	$121,131	$57,116	$—	$—	$463,470
% change	13.2%	65.5%	5.7%			26.0%

Operating income (loss) - Three months ended 6/30/14	$52,286	$20,383	$5,387	$(18,033)	$13,885	$73,908
Operating income (loss) - Three months ended 6/30/13	$41,993	$11,226	$4,827	$(18,313)	$9,968	$49,701
% change	24.5%	81.6%	11.6%			48.7%

Operating income margin - Three months ended 6/30/14	16.2%	10.2%	8.9%			12.7%
Operating income margin - Three months ended 6/30/13	14.7%	9.3%	8.5%			10.7%

(dollars in thousands)	United States	United Kingdom	Rest of World	Corporate / Other	Non-GAAP Adjustments (1)	Adjusted (1)
Net sales - Twelve months ended 6/30/14	$1,282,175	$637,454	$233,982	$—	$—	$2,153,611
Net sales - Twelve months ended 6/30/13	$1,095,867	$420,408	$218,408	$—	$—	$1,734,683
% change	17.0%	51.6%	7.1%			24.2%

Operating income (loss) - Twelve months ended 6/30/14	$211,864	$52,661	$17,397	$(54,185)	$28,307	$256,044
Operating income (loss) - Twelve months ended 6/30/13	$177,352	$31,069	$18,671	$(52,780)	$20,945	$195,257
% change	19.5%	69.5%	(6.8)%			31.1%

Operating income margin - Twelve months ended 6/30/14	16.5%	8.3%	7.4%			11.9%
Operating income margin - Twelve months ended 6/30/13	16.2%	7.4%	8.5%			11.3%

(1) See accompanying tables of "Reconciliation of GAAP Results to Non-GAAP Measures"

Webcast
Hain Celestial will host a conference call and webcast at 8:30 AM Eastern Time today to review its fourth quarter and fiscal year 2014 results. The conference call will be webcast and available under the Investor Relations section of the Company’s website at www.hain.com.

The Hain Celestial Group, Inc.
The Hain Celestial Group (NASDAQ: HAIN), headquartered in Lake Success, NY, is a leading organic and natural products company in North America and Europe. Hain Celestial participates in many natural categories with well-known brands that include Celestial Seasonings®, Earth’s Best®, Ella’s Kitchen®, Terra®, Garden of Eatin’®, Sensible Portions®, Health Valley®, Arrowhead Mills®, MaraNatha®, SunSpire®, DeBoles®, Rudi’s Organic Bakery®, Gluten Free Café™, Hain Pure Foods®, Spectrum®, Spectrum Essentials®, Walnut Acres Organic®, Imagine®, Almond Dream®, Rice Dream®, Soy Dream®, WestSoy®, The Greek Gods®, BluePrint®, FreeBird®, Plainville Farms®, Yves Veggie Cuisine®, Europe’s Best®, Cully & Sully®, New Covent Garden Soup Co.®, Johnson’s Juice Co.®, Farmhouse Fare®, Hartley’s®, Sun-Pat®, Gale’s®, Robertson’s®, Frank Cooper’s®, Linda McCartney®, Lima®, Danival®, GG UniqueFiber®, Tilda®, Akash Basmati®, Abu Shmagh®, JASON®, Avalon Organics®, Alba Botanica® and Queen Helene®. Hain Celestial has been providing A Healthier Way of Life™ since 1993. For more information, visit www.hain.com.

Safe Harbor Statement
This press release contains forward-looking statements under the Private Securities Litigation Reform Act of 1995. Words such as “plan,” “continue,” “expect,” “expected,” “anticipate,” “estimate,” “believe,” “may,” “potential,” “can,” “positioned,” “should,” “future,” “look forward” and similar expressions, or the negative of those expressions, may identify forward-looking statements. These forward-looking statements include the Company’s expectations relating to (i) the Company’s guidance for net sales and earnings per diluted share for fiscal year 2015; and (ii) growth trends, strategic initiatives and opportunities. Forward-looking statements involve known and unknown risks and uncertainties, which could cause the Company’s actual results to differ materially from those described in the forward-looking statements. These factors include, but are not limited to the Company’s ability to achieve its guidance for net sales and earnings per diluted share in fiscal year 2015 given the economic environment in the U.S. and other markets that it sells products as well as economic, political and business conditions generally and their effect on the Company’s customers and consumers' product preferences, and the Company’s business, financial condition and results of operations; changes in estimates or judgments related to the Company’s impairment analysis of goodwill and other intangible assets, as well as with respect to the Company's valuation allowances of its deferred tax assets; the Company’s ability to implement its business and acquisition strategy; the ability of the Company’s joint venture investments to successfully execute their business plans; the Company’s ability to realize sustainable growth generally and from investments in core brands, offering new products and its focus on cost containment, productivity, cash flow and margin enhancement in particular; the Company’s ability to effectively integrate its acquisitions; the Company’s ability to successfully consummate its proposed divestitures; the effects on the Company’s results of operations from the impacts of foreign exchange; competition; the success and cost of introducing new products as well as the Company’s ability to increase prices on existing products; availability and retention of key personnel; the Company’s reliance on third party distributors, manufacturers and suppliers; the Company’s ability to maintain existing customers and secure and integrate new customers; the Company’s ability to respond to changes and trends in customer and consumer demand, preferences and consumption; international sales and operations; changes in fuel, raw material and commodity costs; changes in, or the failure to comply with, government regulations; the availability of organic and natural ingredients; the loss of one or more of the Company’s manufacturing facilities; the ability to use the Company’s trademarks; reputational damage; product liability; seasonality; litigation; the Company's reliance on its information technology systems; and the other risks detailed from time-to-time in the Company’s reports filed with the SEC, including the annual report on Form 10-K for the fiscal year ended June 30, 2013. As a result of the foregoing and other factors, no assurance can be given as to future results, levels of activity and achievements and neither the Company nor any person assumes responsibility for the accuracy and completeness of these statements.

Non-GAAP Financial Measures
This press release and the accompanying tables include non-GAAP financial measures, including adjusted income from continuing operations, adjusted gross profit, adjusted earnings per diluted share, earnings before interest, taxes, depreciation, and amortization (“EBITDA”), adjusted EBITDA and operating free cash flow. The reconciliations of these non-GAAP financial measures to the comparable GAAP financial measures are presented in the tables “Reconciliation of GAAP Results to Non-GAAP Measures” for the three- and 12-months ended June 30, 2014 and

2013 and in the paragraphs below. Management believes that the non-GAAP financial measures presented provide useful additional information to investors about current trends in the Company’s operations and are useful for period-over-period comparisons of operations. These non-GAAP financial measures should not be considered in isolation or as a substitute for the comparable GAAP measures. In addition, these non-GAAP measures may not be the same as similar measures provided by other companies due to potential differences in methods of calculation and items being excluded. They should be read only in connection with the Company’s Consolidated Statements of Income presented in accordance with GAAP.

The Company defines EBITDA as net income (a GAAP measure) before income taxes, net interest expense, depreciation and amortization, impairment of long lived assets, equity in the earnings of non-consolidated affiliates and stock based compensation. Adjusted EBITDA is defined as net income before income taxes, net interest expense, depreciation and amortization, impairment of long lived assets, equity in the earnings of non-consolidated affiliates, stock based compensation and acquisition-related expenses, including integration and restructuring charges. The Company’s management believes that these presentations provide useful information to management, analysts and investors regarding certain additional financial and business trends relating to its results of operations and financial condition. In addition, management uses these measures for reviewing the financial results of the Company as well as a component of performance-based executive compensation.

For the three-months and 12-months ended June 30, 2014 and 2013, EBITDA and adjusted EBITDA were calculated as follows:

	3 Months Ended		12 Months Ended
(dollars in thousands)	6/30/2014	6/30/2013	6/30/2014	6/30/2013
Net Income	$35,724	$25,933	$139,851	$114,656
Income taxes	21,851	8,554	70,098	34,606
Interest expense, net	5,791	5,084	21,985	17,974
Depreciation and amortization	13,443	12,571	48,040	40,093
Equity in earnings of affiliates	(1,857)	(144)	(3,985)	(295)
Stock based compensation	2,792	3,173	12,449	13,010
EBITDA	$77,744	$55,171	$288,438	$220,044

Acquisition related fees and expenses, integration and restructuring charges	1,695	7,514	11,580	15,754
Adjusted EBITDA	$79,439	$62,685	$300,018	$235,798

The Company defines Operating Free Cash Flow as cash provided from or used in operating activities (a GAAP measure) less capital expenditures. The Company views operating free cash flow as an important measure because it is one factor in evaluating the amount of cash available for discretionary investments.

For the fiscal years ended June 30, 2014 and 2013, operating free cash flow was calculated as follows:

(dollars in thousands)	12 Months Ended 6/30/2014	12 Months Ended 6/30/2013
Cash flow provided by operating activities	$184,768	$120,962
Purchases of property, plant and equipment	(41,611)	(72,877)
Operating free cash flow	$143,157	$48,085

Operating free cash flow for the fiscal year ended June 30, 2014 was $143.2 million, an increase of $95.1 million over the prior year period primarily as a result of the increase in our net income and improved working capital management.

THE HAIN CELESTIAL GROUP, INC.
Consolidated Balance Sheets
(In thousands)

	June 30,	June 30,
	2014	2013
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$123,751	$41,263
Trade receivables, net	287,915	233,641
Inventories	320,251	250,175
Deferred income taxes	23,780	17,716
Other current assets	47,906	32,377
Total current assets	803,603	575,172

Property, plant and equipment, net	310,661	235,841
Goodwill, net	1,134,368	876,106
Trademarks and other intangible assets, net	651,482	498,235
Investments and joint ventures	36,511	46,799
Other assets	28,692	26,341
Total assets	$2,965,317	$2,258,494

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$239,162	$184,996
Accrued expenses and other current liabilities	84,906	76,657
Current portion of long-term debt	100,096	12,477
Total current liabilities	424,164	274,130

Long-term debt, less current portion	767,827	653,464
Deferred income taxes	148,439	114,395
Other noncurrent liabilities	5,020	14,950
Total liabilities	1,345,450	1,056,939

Stockholders' equity:
Common stock	516	490
Additional paid-in capital	969,697	768,774
Retained earnings	629,618	489,767
Accumulated other comprehensive income	60,128	(27,251)
Subtotal	1,659,959	1,231,780
Treasury stock	(40,092)	(30,225)
Total stockholders' equity	1,619,867	1,201,555

Total liabilities and stockholders' equity	$2,965,317	$2,258,494

THE HAIN CELESTIAL GROUP, INC.
Consolidated Statements of Income
(in thousands, except per share amounts)

	Three Months Ended June 30,		Twelve Months Ended June 30,
	2014	2013	2014	2013
	(Unaudited)		(Unaudited)

Net sales	$583,828	$463,470	$2,153,611	$1,734,683
Cost of sales	431,628	340,748	1,586,418	1,259,823
Gross profit	152,200	122,722	567,193	474,860
Selling, general and administrative expenses	84,195	72,097	311,288	274,750
Amortization of acquired intangibles	4,352	3,558	15,600	12,192
Acquisition related expenses including integration and restructuring charges, net	3,630	7,334	12,568	13,606
Operating income	60,023	39,733	227,737	174,312
Interest expense and other expenses	4,304	5,390	20,143	20,490
Income before income taxes and equity in earnings of equity-method investees	55,719	34,343	207,594	153,822
Income tax provision	21,852	8,554	70,099	34,324
Income of equity-method investees, net of tax	(1,857)	(144)	(3,985)	(295)
Income from continuing operations	35,724	25,933	141,480	119,793
Loss from discontinued operations, net of tax	—	—	(1,629)	(5,137)
Net income	$35,724	$25,933	$139,851	$114,656

Basic net income per share:
From continuing operations	$0.71	$0.55	$2.89	$2.59
From discontinued operations	—	—	(0.03)	(0.11)
Net income per share - basic	$0.71	$0.55	$2.86	$2.48

Diluted net income per share:
From continuing operations	$0.70	$0.53	$2.83	$2.52
From discontinued operations	—	—	(0.03)	(0.11)
Net income per share - diluted	$0.70	$0.53	$2.80	$2.41

Weighted average common shares outstanding:
Basic	50,079	47,235	48,875	46,176
Diluted	51,144	48,543	50,003	47,572

THE HAIN CELESTIAL GROUP, INC.
Reconciliation of GAAP Results to Non-GAAP Measures
(in thousands, except per share amounts)

	Three Months Ended June 30,
	2014 GAAP	Adjustments	2014 Adjusted	2013 Adjusted
	(Unaudited)
Gross profit	$152,200	$9,864	$162,064	$125,067
Selling, general and administrative expenses	84,195	(391)	83,804	71,808
Amortization of acquired intangibles	4,352	—	4,352	3,558
Acquisition related expenses including integration and restructuring charges, net	3,630	(3,630)	—	—
Operating income	60,023	13,885	73,908	49,701
Interest and other expenses, net	4,304	1,347	5,651	5,943
Income before income taxes and equity in earnings of equity-method investees	55,719	12,538	68,257	43,758
Income tax provision	21,852	1,337	23,189	12,714
(Income) of equity-method investees, net of tax	(1,857)	881	(976)	(648)
Income from continuing operations	$35,724	$10,320	$46,044	$31,692

Income per share from continuing operations - basic	$0.71	$0.21	$0.92	$0.67
Income per share from continuing operations - diluted	$0.70	$0.20	$0.90	$0.65
Weighted average common shares outstanding:
Basic	50,079		50,079	47,235
Diluted	51,144		51,144	48,543

	FY 2014		FY 2013
	Impact on Income Before Income Taxes	Impact on Income Tax Provision	Impact on Income Before Income Taxes	Impact on Income Tax Provision
	(Unaudited)
Acquisition related integration costs	$982	$223	$995	$233
Factory start-up costs	2,882	656	1,350	459
Product recall costs	6,000	2,179	—	—
Cost of sales	9,864	3,058	2,345	692

Litigation expenses	391	148	—	—
Acquisition related integration costs	—	—	289	110
Selling, general and administrative expenses	391	148	289	110

Acquisition related fees and expenses, integration and restructuring charges	5,310	1,477	4,998	1,441
Contingent consideration (income) expense, net	(1,680)	(638)	2,336	888
Acquisition related (income) expenses including integration and restructuring charges	3,630	839	7,334	2,329

Unrealized currency impacts	(570)	(182)	(284)	(96)
Gain on disposal of investment held for sale	(809)	(307)	—	—
Currency gain on acquisition payment	—	—	(373)	(142)
Interest accretion and other items, net	32	7	104	43
Interest and other expenses, net	(1,347)	(482)	(553)	(195)

Net (income) loss from Hutchison Hain Organic Holdings Limited discontinued operation	(881)	—	504	—
After-tax (income) loss of equity-method investees	(881)	—	504	—

Discrete tax benefit resulting from enacted tax rate change	—	—	—	1,690
Valuation allowances due to factory start-up costs	—	(2,226)	—	—
Increase in unrecognized tax benefits	—	—	—	(466)
Income tax provision	—	(2,226)	—	1,224

Total adjustments	$11,657	$1,337	$9,919	$4,160

THE HAIN CELESTIAL GROUP, INC.
Reconciliation of GAAP Results to Non-GAAP Measures
(in thousands, except per share amounts)

	Twelve Months Ended June 30,
	2014 GAAP	Adjustments	2014 Adjusted	2013 Adjusted
	(Unaudited)
Gross profit	$567,193	$13,901	$581,094	$479,351
Selling, general and administrative expenses	311,288	(1,838)	309,450	271,902
Amortization of acquired intangibles	15,600	—	15,600	12,192
Acquisition related expenses including integration and restructuring charges, net	12,568	(12,568)	—	—
Operating income	227,737	28,307	256,044	195,257
Interest and other expenses, net	20,143	4,432	24,575	20,159
Income before income taxes and equity in earnings of equity-method investees	207,594	23,875	231,469	175,098
Income tax provision	70,099	6,054	76,153	57,069
(Income) of equity-method investees, net of tax	(3,985)	723	(3,262)	(2,146)
Income from continuing operations	$141,480	$17,098	$158,578	$120,175

Income per share from continuing operations - basic	$2.89	$0.35	$3.24	$2.60
Income per share from continuing operations - diluted	$2.83	$0.34	$3.17	$2.53
Weighted average common shares outstanding:
Basic	48,875		48,875	46,176
Diluted	50,003		50,003	47,572

	FY 2014		FY 2013
	Impact on Income Before Income Taxes	Impact on Income Tax Provision	Impact on Income Before Income Taxes	Impact on Income Tax Provision
	(Unaudited)
Acquisition related integration costs	$4,102	$1,037	$2,582	$646
Factory start-up costs	3,362	765	1,909	649
Co-pack contract termination costs	437	166	—	—
Product recall costs	6,000	2,179	—	—
Cost of sales	13,901	4,147	4,491	1,295

Acquisition related integration costs	—	—	873	265
Reserve for litigation settlements	1,614	613	1,975	751
Expenses related to third party sale of common stock	224	85	—	—
Selling, general and administrative expenses	1,838	698	2,848	1,016

Acquisition related fees and expenses, integration and restructuring charges	16,184	5,272	11,270	2,999
Contingent consideration (income) expense, net	(3,616)	(1,755)	2,336	888
Acquisition related (income) expenses including integration and restructuring charges	12,568	3,517	13,606	3,887

Unrealized currency impacts	(3,511)	(1,442)	1,598	617
Gain on disposal of investment held for sale	(1,510)	(573)	—	—
Currency gain on acquisition payment	—	—	(1,769)	(690)
Interest accretion and other items, net	589	191	502	156
Interest and other expenses, net	(4,432)	(1,824)	331	83

Net (income) loss from Hutchison Hain Organic Holdings Limited discontinued operation	(881)	—	1,851	—
Hain Pure Protein Corporation mortality losses	158	—	—	—
After-tax (income) loss of equity-method investees	(723)	—	1,851	—

Worthless stock tax deduction	—	—	—	13,186
Change in valuation allowances	—	(2,226)	—	1,690
Discrete tax benefit resulting from enacted tax rate change	—	3,777	—	1,824
Change in unrecognized tax benefits	—	(550)	—	(236)
Nondeductible acquisition related transaction expenses	—	(1,485)	—	—
Income tax provision	—	(484)	—	16,464

Total adjustments	$23,152	$6,054	$23,127	$22,745